SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): January 11, 1999


                         WADE COOK FINANCIAL CORPORATION


Nevada                              000-29342                     91-1772094
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State or Other Jurisdiction        (Commission                  (IRS Employer
Of Incorporation)                   File Number)             Identification No.)


14675 Interurban Ave. S., Seattle, WA                            98168-4664
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(Address of Principal Executive offices)                         (Zip Code)


Registrant's telephone number, including area code:  (206) 901-3000


Item 5.   Other Events

(a) State of California vs. Wade Cook Financial Corporation, Wade Cook Seminars, Inc., Entity Planners, Inc., Information Quest, Inc., Money Chef, Inc., and Wade B. Cook.

     On January 11, 1999, a civil suit was filed in the Superior Court of the state of California by the California State Attorney General alleging violations of Sections 1678.20 through 1693 of the California Civil Code. The Complaint alleges that the defendants: (1) made or caused to be made and disseminated untrue or misleading statements in violation of the California Business and

     Professions Code; and (2) engaged in unlawful and unfair or fraudulent practices and unfair, deceptive and untrue or misleading advertising.

     The suit seeks: (1) an injunction against the Company from directly or indirectly engaging in the alleged unlawful behavior, (2) disgorgement of money or property acquired in violation of state or federal law; (3) a penalty of $2,500 for each violation, but in any event not less than four million dollars ($4,000,000) in the aggregate, (4) imposition of a constructive trust on the money or property acquired in violation of state and federal law; and (5) payment of court costs.

     The Company intends to defend itself in this matter. The Company has not yet made an estimate of its potential exposure or determined the impact on its financial statements and has not made provisions for losses, if any.

(b)  Resignation of Burr D. Cline

     Effective January 21, 1999, Burr D. Cline formally resigned as a member of the Company's Board of Directors. The vacancy on the Board of Directors resulting from Mr. Cline's resignation has not yet been filled.

Item 7

(c)  Exhibits

     Not applicable.


                                   SIGNATURES


     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                             WADE COOK FINANCIAL CORPORATION
                                                      (Registrant)


                                                 /s/ Laura Cook
Date: 02/10/99                               By --------------------------------
                                                  Laura Cook
                                                  Secretary